DEFA14A

PROXY STATEMENT PURSUANT TO SECTION 14 (a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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[X]       Definitive Additional Materials

[_]        Soliciting Materials under Rule 14a-12

Dreyfus Investment Funds:
Dreyfus/The Boston Company Small/Mid Cap Growth Fund

            (Name of Registrant as Specified In Its Charter)

            (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Re: Dreyfus/The Boston Company Small/Mid Cap Growth Fund

Dear Dreyfus Fund Shareholder:

Dreyfus/TheBostonCompanySmall/MidCapGrowthFund (the “Fund”) shareholder’s meeting was adjourned until March 18, 2014.

As one of the larger shareholders that has yet to vote, it is important that you vote your shares. I would appreciate the opportunity to speak with you directly so that I may explain the proposals in greater detail and answer any questions that you may have. My contact information is listed below.  If you would prefer, please send me your contact information and the day and time that would be best for me to call you.

Catherine Rayano
Vice President of Investments
Dreyfus Advisor Services
1-877-482-6060
Catherine.rayano@bnymellon.com

     Dreyfus Advisor Services is a division of MBSC Securities Corporation (MBSC), a registered broker-dealer and FINRA member. Variable insurance products are offered through MBSC and Dreyfus Service Organization, Inc. (DSO), a licensed insurance agency (CA Lic # 0783200). Fixed insurance products are offered solely through DSO. MBSC and DSO are wholly-owned subsidiaries of BNY Mellon. BNY Mellon is the corporate brand for The Bank of New York Mellon Corporation. Investments offered through MBSC: ArenotFDICinsured•Arenotbankguaranteed•Maylosevalue

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